UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 5, 2011

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

AAR CORP. (the “Company”) will hold an “Investor Day” conference in New York City on Wednesday, October 5, 2011, beginning at 8:00 a.m. (ET).  David P. Storch, Chairman and Chief Executive Officer, Timothy J. Romenesko, President and Chief Operating Officer, and Richard J. Poulton, Vice President, Chief Financial Officer and Treasurer, will speak at the conference.  There also will be separate presentations from the leaders of the Company’s four business segments: Aviation Supply Chain; Maintenance, Repair and Overhaul; Structures and Systems; and Government and Defense Services.

Attached as Exhibit 99.1 are the slides that will be used by the Company’s officers at the conference. As reflected on the conference slides, the Company has provided guidance for the fiscal year ending May 31, 2012 as follows:  expected sales of $1.9 billion to $2.0 billion and expected diluted earnings per share of $1.85 to $2.05.

The audio webcast of the conference will be available live and for replay for 30 days from the presentation date and can be accessed from the “Investor Relations” section of the Company’s website at www.aarcorp.com under “Investor Relations/Events and Presentations.”

The information in this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1                           Conference slides presented by AAR CORP. at “Investor Day” conference on October 5, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    October 5, 2011

AAR CORP.

By:	/s/ RICHARD J. POULTON
Richard J. Poulton
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Conference slides presented by AAR CORP. at “Investor Day” conference on October 5, 2011.